May 20, 2021
Putnam ETF Trust
100 Federal Street
Boston, MA 02110

Re:	Putnam ETF Trust (the “Trust”)
(File Nos. 811-23643 and 333-253222)

Ladies and Gentlemen:

We hereby consent to the incorporation by reference into Post-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (“Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), and Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940, as amended (the “1940 Act”), of our legal opinion dated May 14, 2021 and filed as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement under the 1933 Act and Amendment No. 1 to the Registration Statement under the 1940 Act (SEC Accession No. 0000928816-21-000557).

We also hereby consent to all references to our firm in the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

Sincerely,

/s/ Dechert LLP

Dechert LLP